Exhibit 99.1

Prologis Closes Acquisition of Duke Realty

Prologis gains properties in key U.S. markets; Expands its Essentials offerings to 500+ new customers

SAN FRANCISCO, Oct. 3, 2022 /PRNewswire/ -- Prologis, Inc. (NYSE: PLD) (“Prologis”) today announced the completion of its all-stock acquisition of Duke Realty Corporation (NYSE: DRE) (“Duke Realty”) following approval by the shareholders of Prologis and Duke Realty. Valued at approximately $23 billion, including the assumption of debt, the completed transaction expands Prologis’ presence in key U.S. markets.

“In addition to the day-one accretion and avenues for further earnings growth, this acquisition gives us an even stronger ability to support our customers and their growth,” said Prologis Co-founder, CEO and Chairman Hamid R. Moghadam. “We’re gaining high-quality properties and more than 500 new customers in key markets. These new customers will be able to tap into our Essentials platform, which delivers end-to-end solutions to address critical supply chain challenges and contributes to their broader sustainability efforts.”

Acquisition Highlights

Prologis has a strong history of successfully integrating new assets into the business and creating value for customers through its scaled platform. The acquisition of this highly compatible portfolio from Duke Realty includes:

•	142 million square feet of fully operational logistics buildings (~480) in 19 major U.S. markets, including Southern California, New Jersey, South Florida, Chicago, Dallas and Atlanta

•	7 million square feet of buildings under development; approximately 17 million square feet of developable land

•	Over 500 new customers

Prologis also announced that Duke Realty’s Chairman and CEO James Connor has been appointed to the Prologis Board of Directors effective immediately upon the closing of the acquisition.

Delivering World-Class Logistics Real Estate and Essentials Solutions

Today, more than $2.2 trillion of goods flows through Prologis logistics facilities annually around the world, including products people rely on every day, such as food, medicine and other critical goods. As e-commerce and overall consumption continue to grow, so does the desire for high-quality logistics facilities located in areas of dense population.

With the acquisition, Prologis is expanding its presence in major regions in the U.S. and adding Savannah, Georgia, the fourth-largest U.S. gateway for container imports. With an expanded U.S. presence in key logistics hubs, Prologis will be even better poised to meet customer needs.

Prologis will be actively onboarding Duke Realty customers it is gaining, including introducing them to the Prologis Essentials platform, a proprietary suite of solutions and services designed to solve the challenges modern logistics facilities experience.

Advisors: Goldman Sachs Group, Inc. and Citigroup served as financial advisors and Wachtell, Lipton, Rosen & Katz served as legal advisor to Prologis. Morgan Stanley & Co. LLC served as the lead financial advisor and Hogan Lovells US LLP served as legal advisor to Duke Realty. J.P. Morgan Securities LLC and Alston & Bird LLP also served as financial and legal advisors, respectively, to Duke Realty.

About Prologis

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates as well as beliefs and assumptions of Prologis. Such statements involve uncertainties that could significantly impact Prologis' financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis expects or anticipates will occur in the future — including statements relating to the transaction between Prologis and Duke Realty, rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis operates, Prologis' debt, capital structure and financial position, Prologis' ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis cannot give assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks related to diverting the attention of Prologis management from ongoing business operations; (ii) failure to realize the expected benefits of the transaction; (iii) significant transaction costs and/or unknown or inestimable liabilities; (iv) the risk of shareholder litigation in connection with the transaction, including resulting expense or delay; (v) the risk that Duke Realty's business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (vi) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the transaction; (vii) national, international, regional and local economic and political climates and conditions; (viii) changes in global financial markets, interest rates and foreign currency exchange rates; (ix) increased or unanticipated competition for Prologis' properties; (x) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change; (xi) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xii) availability of financing and capital, the levels of debt that Prologis maintains and its credit ratings; (xiii) risks related to Prologis' investments in co-investment ventures, including Prologis' ability to establish new co-investment ventures; (xiv) risks of doing business internationally, including currency risks; (xv) environmental uncertainties, including risks of natural disasters; (xvi) risks related to the coronavirus pandemic; and (xvii) those additional factors discussed under Part I, Item 1A. Risk Factors in Prologis' Annual Report on Form 10-K for the year ended December 31, 2021. Prologis undertakes no duty to update any forward-looking statements appearing in this communication except as may be required by law.

CONTACT: Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco; Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco